UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant To Section 13 OR 15(d) of The

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 24, 2013

NiSource Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-16189	35-2108964
(State or other jurisdiction	Commission	(I.R.S. Employer
of incorporation or organization)	file number	Identification No.)

801 East 86th Avenue
Merrillville, Indiana		46410
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (877) 647-5990

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 8.01.	Other Events.

On January 24, 2013, the Federal Energy Regulatory Commission (“FERC”) issued its Order approving a settlement among Columbia Gas Transmission, LLC (“Columbia Transmission”) and a majority of its customers that facilitates Columbia Transmission’s comprehensive interstate natural gas pipeline modernization program. Columbia Transmission is a wholly owned subsidiary of NiSource Inc. As previously reported, the settlement provides for Columbia Transmission to invest approximately $300 million per year, in addition to a $100 million investment in ongoing maintenance, over the 2013 through 2017 period on system improvements. The full text of the Order (Docket No. RP12-1021-000) is available on the FERC’s website at http://www.ferc.gov/EventCalendar/Files/20130124163733-RP12-1021-000.pdf.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NiSource Inc.
(Registrant)

Date: January 25, 2013	By:	/s/ Robert E. Smith
Robert E. Smith
Vice President, Deputy General Counsel
and Assistant Secretary